EXHIBIT 99
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                             JOINT FILER INFORMATION

Joint Filers:                           Kent Madsen
                                        Robert Madsen

Address of Joint Filers:                One South Main Street, Suite 1660
                                        Salt Lake City, UT  84133

Designated Filer:                       Atlas Management Partners, LLC

Issuer and Ticker Symbol:               MACC Private Equities Inc.: MACC

Date of Event Requiring Statement:      July 30, 2003

Signatures:                  /s/ KENT MADSEN               Date: August 12, 2003
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                                 Kent Madsen


                             /s/ KENT MADSEN               Date: August 12, 2003
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                                 Robert Madsen,
                                 by Kent Madsen
                                 Attorney-in-Fact